Exhibit 23.1

PricewaterhouseCoopers LLP 425 1st Street SW Suite 1200 Calgary, Alberta Canada T2P 3V7 Telephone +1(403)509-7500 Facsimile +1(403)781-1825 Direct Tel. +1(403)509-7560 Direct Fax +1(403)781-1825

FEBRUARY 1, 2002

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2001 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K/A of Golden Star Resources Ltd. for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

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